Investor Q&A
                                    ------------
The Merger

1.            Explain the sequence of events in the U S WEST / Global

              Crossing merger.  On Sunday, May 16, Global Crossing and

              U S WEST agreed to merge in a merger of equals in which the shareholders of Global Crossing (including the former

              shareholders of Frontier Corporation) and the shareholders of U S WEST will exchange their shares of Global Crossing

              and U S WEST for "tracking stock" in the combined entity.

              The combined entity will issue two classes of tracking

              stock: Class A or  "LSP Stock", which is intended to

              reflect the performance of the combined entity's Local

              Service Provider group ("LSP"), and Class B or "GSP Stock",

              which is intended to reflect the performance of the

              combined entity's Global Service Provider group ("GSP").

              Prior to the closing of the Global Crossing/U S WEST

              merger, shareholders of Global Crossing and U S WEST will

              be mailed forms to make an election as to their preferred

              allocation between GSP Stock and LSP Stock.  Following the closing of the Global Crossing/U S WEST merger,

              shareholders of both companies will receive GSP Stock and

              LSP Stock based on their election, subject to pro ration if either GSP Stock or LSP Stock is oversubscribed.  It is

              anticipated that the Global Crossing / U S WEST merger will close in mid-2000 following receipt of regulatory

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              approvals. See Exhibit 1 for a chronological summary of the key events affecting the merger.



Tender Offer

2.            Describe the terms of the tender offer.  On May 21, 1999,

              U S WEST commenced a tender offer for approximately 9.5% of

              Global Crossing's outstanding shares, or 39,259,305 shares

              (subject to pro ration) in the aggregate, for $62.75 per

              share in cash.  The tender price was negotiated as part of the overall merger transaction based on the recent trading history of Global Crossing and represents a 2.2% premium to

              Global Crossing's closing price on May 14, 1999, the last

              trading day prior to the announcement of the merger.  The

              tender offer will remain open for 20 business days (until

              Friday, June 18, 1999), unless extended.  Following the

              merger, the Global Crossing shares purchased by U S WEST in the tender offer will be canceled.



3.            Why is U S WEST purchasing 9.5% of Global Crossing? Why is

              U S WEST paying a premium?  U S WEST believes that

              establishing an immediate strategic relationship with

              Global Crossing provides significant benefits to U S WEST's business strategy.  The minority investment in Global

              Crossing will cement the alliance between the companies,

              establishing a foundation for an ongoing strategic

              relationship. U S WEST expects to combine its investment in

              Global Crossing with transport arrangements,

                                   -2-

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              out-of-region DLEC opportunities and data joint ventures

              that will provide both companies with incremental revenues and profitability prior to the closing of the merger.  U S

              WEST's investment in Global Crossing was the result of an

              arm's length negotiation and was part of the negotiations

              of the overall terms of the merger.



4.            Will Global Crossing's major shareholders participate in

              the tender?  The tender offer is open to all of Global

              Crossing's shareholders.  However, in order to provide an

              opportunity for enhanced public participation, Global

              Crossing's founder, Chairman, and largest shareholder, Gary

              Winnick, and other senior executives (including Bob

              Annunziata, Abbott Brown, Tom Casey, Dan Cohrs, Lodwrick

              Cook, James Gorton, David Lee, Barry Porter, and Jack

              Scanlon) will tender no more than 30% of the eligible

              shares held by them or by the institutions they represent.

              Other Global Crossing Directors will tender no more than

              50% of the shares held by them or by the institutions they represent.  All other Global Crossing shareholders will

              have the right to tender 100% of the eligible shares held

              by them.  To the extent that more than 39,259,305 Global Crossing shares are tendered, each Global Crossing shareholder that tenders will be pro rated.





                                   -3-

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              Assuming all shareholders tender all of their eligible

              shares into the offer, Mr. Winnick and the senior

              executives will retain approximately 95% of their total

              holdings, and the Global Crossing Directors and the

              institutions they represent will retain in excess of 91% of their total holdings.  As a result of the voluntary

              restrictions by insiders, all other Global Crossing

              shareholders will be able to sell at least 17% of their

              holdings in the tender, if they desire.  As noted above, as part of the agreements concerning the tender offer,

              Canadian Imperial Bank of Commerce, Continental Casualty

              Corp., MRCo (an affiliate of Union Labor Life Insurance

              Co.), or their affiliates, and the individual founders and executives on Global Crossing's Board, which in aggregate

              represent approximately 78% of the equity of Global

              Crossing, have agreed not to sell their shares without

              Global Crossing's consent until Global Crossing's merger

              with Frontier has been completed.


Operational Benefits of the Transaction

5.            Why have U S WEST and Global Crossing chosen each other as partners?  The merger between U S WEST and Global Crossing will accelerate the strategic development of both

              companies.  Though we operate in related but separate lines of business, we share the same vision for the future.

              Global scale, end-to-end connectivity and full product

              suites will be key success factors in the new

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              telecommunications paradigm.  To compete effectively, U S

              WEST would benefit from expanding its business reach to the major markets of the world.  The Global Crossing network is a premier vehicle that U S WEST can use to establish a

              presence in every major world market.  Its U.S. fiber optic network opens up a low cost, high capacity means for the

              combined company to compete for both data and voice

              traffic.  DLEC service roll-out can enhance the existing

              35-city CLEC operation, and other data services will enjoy faster, less expensive deployment using the fiber networks.

              From Global Crossing's perspective, U S WEST's 16 million

              access lines provide not only incremental traffic for

              Frontier's and Global Crossing's networks (post approval

              pursuant to Section 271 of the Telecommunications Act of

              1996 ("Section 271")), but also customer relationships that

              Global Crossing can utilize to sell higher margin data

              services and international connectivity.  In addition, our combined data expertise and financial resources provide for an accelerated roll-out of advanced data services on our

              combined networks.



6.            Explain the sources and amounts of synergies generated by

              the transaction, both short and long term.  The combination of U S WEST with Global Crossing will allow us to offer a

              more robust, broader suite of services to our customers

              than either company could have offered on its own. In

              addition, we will be able to utilize our local, national

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              and global infrastructure and experience in developing

              value-added, customer-oriented communications solutions to enhance our ability to compete for the business of large

              multinational corporate customers.  Anticipated other

              incremental synergies resulting from the merger include:



                Synergy                                Opportunity


Operating Efficiencies                  Opportunity to reduce corporate
                                        administrative functions that are
                                        duplicative between U S WEST and
                                        Frontier

In-Region Long Distance                 Faster market penetration


Global 1 Hop                            E-commerce, hosted commercial
                                        applications with data centers deployed
                                        domestically and interconnected via a
                                        wholly-owned, state-of-the-art global
                                        fiber optic network


              In connection with the merger, Global Crossing will become a U.S. corporation and, accordingly, will be subject to a

              higher level of U.S. taxes.



              We have also identified market opportunities that we expect will produce substantial additional value as a result of

              the merger.  Opportunities to create new revenue in managed data network services, Internet access, web hosting and

              application services, and national CLEC and DLEC offerings,

              as well as international services could have a substantial net present value.

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7.            Is there the potential for conflicts with the co-CEO

              structure?  We believe the co-CEO structure is a

              significant strength, taking full advantage of the shared

              vision and complementary backgrounds and strengths of Sol

              Trujillo and Bob Annunziata in the context of a dynamic,

              global business.  Our management teams found while planning this merger that they work well together, and they have

              gained great respect for each other's knowledge and

              capabilities.  Importantly, the new CEOs share a common

              vision of the need for global connectivity, strong,

              data-centric vertical services and sufficient scale to be a strong competitor in this rapidly changing industry. Both

              sides are excited about the opportunities that lie ahead of the new Global Crossing.



8.            How will the transaction affect U S WEST's level of

              investment in VDSL and other growth initiatives?  The

              merger of Global Crossing and U S WEST should enhance our

              ability to accelerate the development of VDSL and other

              growth initiatives, such as DSL, both within and outside of

              U S WEST's service territory.  The rapid national and

              global introduction of these and other initiatives should

              significantly benefit shareholders of both LSP and GSP.



9.            What is the acquisition strategy going forward?  We believe that acquisitions are an important means of acquiring, in a timely manner, assets, resources and expertise we do not

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              currently possess.  Both companies will continue to

              individually evaluate acquisitions between signing and

              closing of the merger.  Given our shared vision, we expect to be able to agree on the financial and strategic merits

              of acquisition candidates.  In the interim prior to

              closing, however, each of Global Crossing and U S WEST will limit its acquisitions to $3.0 billion (over those that

              have been previously announced) in aggregate consideration

              (debt plus equity) without requiring the other party's

              consent.  Once the merger is closed, we will be positioned to generate significant growth using our existing platform even without any further acquisitions.  However, we may

              selectively seek value-enhancing acquisitions that will

              augment our position as a global communications company

              offering a complete suite of services to a national and

              international customer base.  Like acquisitions prior to

              the merger, selected future acquisitions may be financed

              with debt or equity, or both.



Merger Transaction

10.           Explain the exchange ratio. In the Global Crossing/U S WEST merger, the exchange ratio will be "fixed" to ensure that

              U S WEST shareholders and Global Crossing shareholders

              (including the former Frontier shareholders) will each have approximately 50% ownership in the combined entity.  The

              exchange ratio has not been fixed yet, because the

              number of Global Crossing shares that will be outstanding

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              cannot be determined until after the Global

              Crossing/Frontier merger closes. Assuming the minimum

              number of Global Crossing shares are issued in the Frontier merger, the exchange ratio will be approximately 1.21.

              Assuming that the maximum number of Global Crossing shares are issued in the Frontier merger, the exchange ratio will be approximately 1.46.  The exchange ratio will determine

              the number of Election Rights (rights to acquire GSP Stock and LSP Stock) that each shareholder of U S WEST and Global

              Crossing will receive.



11.           Explain what a U S WEST or Global Crossing shareholder will receive in the transaction. Each shareholder of U S

              WEST and Global Crossing will receive GSP Stock, LSP Stock,

              or a combination of both. Assuming an exchange ratio of

              1.21, a Global Crossing shareholder will receive 1.00

              Election Right for each Global Crossing share held and a

              U S WEST shareholder will receive 1.21 Election Rights for each U S WEST share held. Thus, each U S WEST shareholder

              will receive Election Rights which entitle it to a package of value (GSP Stock, LSP Stock, or a combination of both)

              per U S WEST share held that is 1.21 times the package of

              value (GSP Stock, LSP Stock, or a combination of both) per

              Global Crossing share that each Global Crossing shareholder will receive. Investment bankers will appraise the relative values of the GSP Stock and the LSP Stock (see Question 15),

              and, following the appraisal, each shareholder will choose the

                                   -9-

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              mix of LSP Stock and GSP Stock that he would like to receive.

              Because the per share values of GSP Stock and LSP Stock may be different, the merger agreement contains formulas which are designed to ensure that each shareholder receives an

              equal package of value per Election Right, whether he

              selects all GSP Stock, all LSP Stock, or a combination of

              both.  The number of shares of GSP Stock and LSP Stock

              ultimately issued to each shareholder will be subject to

              pro ration if there is an oversubscription for either GSP

              Stock or LSP Stock (see Exhibits 4-6 for examples).



12.           How will the Frontier/Global Crossing collar impact the

              exchange ratio?  The exchange ratio for the Global

              Crossing/U S WEST merger cannot be fixed until the number

              of shares that Global Crossing will be required to issue to

              Frontier shareholders can be determined.  Global Crossing's acquisition of Frontier was structured with a "collar" on

              Global Crossing's share price.  The collar requires that

              the number of shares Global Crossing issues to Frontier

              will decrease if Global Crossing's share price appreciates

              (up to $56.78) and increase if Global Crossing's share

              price declines (down to $34.56).  The Frontier "collar"

              mechanism provides U S WEST shareholders with a degree of

              downside protection since the Global Crossing/U S WEST

              exchange ratio will increase, thus producing additional

              Election Rights for U S WEST shareholders, to the extent

              that Global Crossing issues more shares pursuant to the

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              Frontier collar.  Assuming the minimum number of Global

              Crossing shares are issued in the Frontier merger, the U S

              WEST exchange ratio would be approximately 1.21.  Assuming the maximum number of Global Crossing shares are issued in the Frontier merger, the U S WEST exchange ratio would be

              approximately 1.46. (See Exhibit 7).



Tracking Stock Mechanics

13.           What is Tracking Stock?  Tracking stock provides its

              holders with the benefit of earnings and dividends (if any)

              generated by the business that the stock tracks.  The

              holders of LSP Stock will benefit from the earnings and

              dividends generated by the LSP business, and the holders of

              GSP Stock will benefit from the earnings and dividends

              generated by the GSP business.



14.           Why was a structure incorporating tracking stock used?  The tracking stock structure was designed to provide distinct,

              attractive investment choices tailored to different

              shareholders.  Through the election mechanism, current U S

              WEST and Global Crossing shareholders may elect to allocate their interests between GSP Stock and LSP Stock in a

              tax-free manner.



15.           Explain the appraisal process.  The purpose of the

              appraisal process is to ensure that each shareholder

              receives the same value per Election Right, whether such

                                   -11-

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              shareholder elects all GSP Stock, all LSP Stock, or a

              combination of both.  Because the per share value of GSP

              Stock and LSP Stock may be different the merger agreement

              contains formulas which are designed to achieve this

              objective.  These formulas require a determination of the

              value of GSP relative to the value of LSP

              (the "GSP to LSP Value Ratio").  In order to

              determine the GSP to LSP Value Ratio, an appraisal of the

              businesses underlying GSP Stock and LSP Stock must be conducted since the GSP Stock and LSP Stock will not yet have begun

              to trade.  The appraisal process requires each of U S WEST and Global Crossing to retain an investment bank to

              determine the relative values of GSP and LSP which will

              then be used to calculate the GSP to LSP Value Ratio.  If

              the two investment banks' estimates are different by more

              than 10% (measured against the lower estimate), a third

              investment bank will be retained to provide an estimate.

              The GSP to LSP Value Ratio will be the average of the third investment bank's estimate and the closer of the original

              two estimates to the third, provided that the ratio will be no greater than the higher original estimate and no less

              than the lower original estimate.



16.           What are the components of the 2 tracking stocks? How will transfer pricing for transactions between GSP and LSP

              work?  LSP Stock will track all of the local

              exchange businesses, including private lines and in-region

                                   -12-

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              long distance, plus the print Yellow and White Pages

              directories of the combined company.  The GSP Stock will

              track the new company's undersea and terrestrial fiber

              optic networks, frame relay and ATM networks, CLEC, DLEC,

              digital subscriber lines (DSL), wireless operations,

              Internet Yellow Pages, applications hosting and Internet

              data distribution business.  We currently anticipate that

              GSP will provide compensation to LSP through fees for

              local network access, sales, commissions,

              installation, billing, customer service and repair charges.

              It is also intended that LSP will receive a transitional

              licensing fee, estimated to begin at 3% of the portion of

              GSP revenue earned within the U S WEST service territory.

              Generally, transactions entered into between the groups

              following the merger will be at an arm's length basis.  To the extent applicable, regulated pricing will apply to

              transactions between the two entities.



17.           Will the tracking stocks trade on a "when-issued" basis so that investors can see the relative values of the shares

              following the appraisal process?  If there is significant

              demand, the relevant exchanges may provide for when-issued trading.





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LSP Group

18.           Discuss growth opportunities for LSP.  We believe that the following will be drivers of growth at LSP:

              -     The strong growth characteristics of U S WEST's

                    service territory, which encompasses six of the ten

                    fastest growing states in the country (Arizona,

                    Colorado, Idaho, Oregon, Utah and Washington),

              -     The receipt of payments from GSP to LSP for services

                    such as local network access, sales,

                    commissions, installation, billing, customer

                    service, and repair which will be incremental

                    revenues to LSP  and which are growing significantly

                    faster than LSP's core business,

              -     Increased penetration of existing and new vertical

                    features, and

              -     The introduction of interLATA long distance services

                    upon receiving Section 271 approval.



As a result of the merger, we believe there are additional factors that may enhance LSP's growth rate, including:

              -     Additional revenues and profits as a result of the

                    ability for the combined company to more effectively

                    compete for customers by selling an enhanced suite

                    of voice and data products,

              -     Additional sales generated by the combined company's

                    expanded distribution capabilities,

              -     Cost reductions from the combination of certain

                    administrative and other functions, and

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              -     The receipt of licensing fees from GSP for the use

                    of brand name, customer goodwill and enhanced

                    product integration capabilities.



19.           How will the removal of !NTERPRISE and wireless impact the long-term opportunities of LSP? While the revenue, cash

              flow, and earnings of !NTERPRISE will now directly benefit

              GSP shareholders, we believe that LSP will also benefit

              through its relationship with !NTERPRISE/GSP.  GSP will be able to accelerate the roll-out of !NTERPRISE's services

              nationally and internationally.  LSP will benefit directly from the rapid expected growth of GSP through providing

              services such as local network access, sales,

              commissions, installation, billing, customer service and

              repairs, as well as licensing fees for use of the brand

              name.  Finally, we believe that LSP's service offering to

              business and residential customers will be enhanced, as a

              result of the stronger suite of products it is able to

              offer.



GSP Group

20.           Discuss GSP growth expectations and competitive

              environment.  We believe that GSP, which combines the

              domestic and global fiber optic networks, data services,

              Web hosting, wireless and CLEC businesses of U S WEST,

              Global Crossing and Frontier, will grow more quickly than

              any of the companies could have on their own.  We expect

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              that GSP will be uniquely positioned to take advantage of

              dramatic global growth in data, Internet, wireless and

              international traffic.  GSP's planned network of 2.85

              million fiber miles will carry traffic around the globe to

              185 cities, including the major markets of the U.S.,

              Europe, and Japan.  This state-of the-art network is being designed as the world's first seamless global data oriented backbone and will provide unparalleled support for

              advanced data services.  The GSP network is specifically

              configured to carry ATM, frame relay, and IP traffic,

              making the new Global Crossing a global, one-stop provider for video, data and Internet services.  After the Global

              Crossing/U S WEST merger closes, GSP intends to expand the operations of the individual businesses which comprise it.

              For example, GSP expects to aggressively pursue a national

              DSL strategy to take advantage of U S WEST's DSL capabilities and expects to expand its data center business both

              domestically and internationally to unite the web hosting

              expertise of GlobalCenter with the applications hosting

              know-how of U S WEST and the global network of Global

              Crossing/Frontier.  GSP intends to deliver growth by using its state-of-the-art global network and data skills to

              increase its presence as a global provider of integrated

              data and voice transport, connectivity and high value-added services to its customers.  Moreover, as a global operator,

              GSP can introduce the web hosting, applications and local



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              data connectivity to its European, Japanese and South

              American locations.



21.           Explain the !NTERPRISE business of U S WEST.  Why is it

              being included in GSP? !NTERPRISE is a U S WEST division

              that provides high-speed data communications and network

              services to consumers and businesses inside and outside of

              U S WEST's 14 state region.  Products offered include U S

              WEST.net (Internet access), MegaBit (high speed Internet

              access using DSL technology), ATM and frame relay services,

              network integration solutions and data applications. The

              !NTERPRISE assets, combined with GSP's domestic and global transport, connectivity and data assets from Global

              Crossing/Frontier, will allow the combined company to offer advanced data products and services competitively on a

              national and international basis.  The following table

              highlights the capabilities of GSP which will be a

              combination of assets from U S WEST, Frontier and Global

              Crossing:


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               GSP Assets                      Selected Comparables

115,000 planned route miles of fiber     Qwest (a)                29,315
                                         Level 3 (b)              19,500

12 Web hosting/data centers              Exodus (c)                    9
                                         AboveNet (d)                  2

35,000 DSL customers                     Covad                     8,600
                                         NorthPoint (e)            3,600
                                         Rhythms
                                            NetConnections         1,235
>200,000 ISP subscribers                 MindSpring            1,157,000
                                         EarthLink Networks    1,155,000
                                         Prodigy                 586,000
                                         @Home                   460,000
                                         FlashNet                190,567
                                         Internet America         79,000

220,000 PCS subscribers (f)              Sprint PCS            3,350,000
                                         OmniPoint               478,000
                                         Powertel                338,000
                                         Aerial                  330,000


GSP will also have 230,000 CLEC access lines, 173 ATM switches, and 454 frame relay switches with over 70,000 frame relay nodes.



Note: Data as of 3/31/99. Source: Company press releases.

(a) Planned route miles include KPNQwest JV and exclude purchased undersea capacity.

(b)           Planned route miles exclude announced undersea network.

(c)           Includes server hosting facility in London.

(d)           Excludes Network Operation Center (NOC).

(e)           Source: Company Prospectus dated May 6, 1999.

(f)           GSP's PCS licenses are 10 MHz bandwidth.


!NTERPRISE is an excellent fit with GSP from an operating, strategic,

investment, and growth perspective.



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Transaction Timing and Regulatory Approval

22.           Discuss overall transaction timing and expected timing of

              key events (proxy, shareholder vote, appraisal,

              distribution of LSP Stock and GSP Stock, etc.). The merger is expected to close in mid-2000.  We are in the process of preparing proxy statements and regulatory filings.  Based

              upon advice from regulatory counsel, we believe that all

              necessary regulatory approvals will be obtained by

              mid-2000.  Global Crossing believes that the Frontier

              merger will close during the fall of 1999.  After

              completion of the Frontier merger, and after the SEC has

              reviewed proxy statements relating to the U S WEST / Global

              Crossing merger, the companies will hold shareholder

              meetings to approve the transaction. The appraisal process will begin approximately 60 days prior to closing and is

              expected to require between two and four weeks to complete.

              Approximately 30 days prior to closing, shareholders will

              be mailed their election forms to select what percentage of

              GSP Stock and LSP Stock they would prefer in the combined

              company, subject to pro ration.  At closing, LSP Stock and

              GSP Stock will be distributed.  We intend to notify

              shareholders of progress towards closing through press

              releases and/or SEC filings.



23.           Provide an assessment of the state and federal regulatory

              approvals for the transaction. Discuss the in-region

              competitive environment and current Section 271 status.

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              The merger is subject to regulatory approval.  Based upon

              advice from regulatory counsel, we believe that the

              transaction should not raise significant regulatory issues.

              U S WEST has aggressive plans to obtain Section 271

              approval in all of its 14 states (granting it the ability

              to originate long-distance service in-region) and is

              hopeful of long distance relief through the Section 271

              process, or otherwise, within a time frame that will enable it to take advantage of the many opportunities created by

              the merger.  If long distance relief has not been obtained at the time of closing, we will take measures to ensure

              that the transaction can close consistent with all legal

              requirements, including Section 271.



Financial

24.           Is this transaction just providing Global Crossing access

              to U S WEST's balance sheet?  Global Crossing currently

              enjoys significant access to both the debt and equity

              markets.  It is worth noting that all of Global Crossing's current projects (including AC-1, PC-1, MAC, PAC, PEC and

              GAL) are already fully financed.



25.           What is the impact of purchase accounting from the Frontier

              / Global Crossing and Global Crossing / U S WEST mergers on reported results of LSP and GSP?  It is a condition to

              closing that U S WEST be the accounting acquiror.  Under

              purchase accounting rules, the net book value of Global

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              Crossing's assets will be increased to reflect their fair

              market value.  Goodwill created in the merger will be

              allocated between the assets remaining at GSP from Global

              Crossing and the assets allocated to LSP by Global

              Crossing.  It is expected that the large majority of the

              goodwill created in the transaction will be allocated to

              the assets of GSP.



U S WEST

26.           What dividends will U S WEST be paying from announcement to closing?  U S WEST intends to pay a quarterly special

              dividend of $0.215 per share for a total quarterly dividend of $0.75 per share, beginning August 2, 1999.  In addition,

              the last U S WEST quarterly dividend will be paid

              proportionately.  The quarterly special dividend increases

              U S WEST's aggregate dividends paid to those anticipated to be paid by LSP.  Pursuant to the merger agreement, U S WEST intends to pay a $1.00 per share special cash dividend

              immediately prior to the closing of the Global Crossing /

              U S WEST merger.



Frontier

27.           Discuss the impact of this transaction on the Frontier

              transaction. The Global Crossing merger with U S WEST

              should not impact the Frontier acquisition. We

              believe that Frontier's U.S. fiber

              optic network can be used to carry traffic generated by 17

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              million local access lines (post-Section 271 and other long distance approval).  Applying the DSL, applications hosting and other data capabilities of U S WEST to segments of

              Frontier's business (such as GlobalCenter) will also

              enhance the growth prospects of the combined businesses.



28.           Explain the modifications to the Frontier collar. Global

              Crossing agreed to amend its purchase price for Frontier

              from $62.00 per share to $63.00 per share if the average

              price for Global Crossing during the pricing period is

              within a range of $34.56 to $56.78 per share.  As a result,

              the exchange ratio at the bottom of the collar is increased from 1.0919x to 1.1095x, and the exchange ratio at the top of the collar is increased from 1.7939x to 1.8229x.  We

              currently expect that the Global Crossing/Frontier

              acquisition will close in the fall of 1999.  To the extent the Frontier closing extends beyond December 31, 1999 and

              Global Crossing is trading within the collar, Global

              Crossing has agreed to increase the consideration paid in

              stock to Frontier by 7% per year (compounded daily).



Global Crossing

29.           How will this combination affect Global Crossing's growth?

              Global Crossing believes that GSP has a projected growth

              rate that is higher than Global Crossing when combined with

              Frontier.  GSP will essentially combine Global Crossing and

              Frontier's current network, data and wireless businesses

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              with the rapidly growing data and wireless businesses of

              U S WEST.



30.           Global Crossing has evolved considerably since its IPO nine months ago; What are some of the important events which

              have impacted the company?  By the end of the year 2000,

              Global Crossing will have invested approximately $4.5

              billion in a state-of-the-art subsea and terrestrial

              network serving a very profitable sector of the telecom

              market.  In addition to delivering strong financial

              results, including the recognition of more than $600

              million of revenue since commencing commercial operations

              and a backlog of signed sales contracts in excess of $1 billion at the end of 1998, Global Crossing has achieved several

              value-enhancing milestones including (i) the development of

              Pan European Crossing, an $850 million terrestrial network connecting 24 cities in Europe to the Global Crossing

              network, (ii) the development of Global Access Limited, a

              terrestrial fiber network in Japan being developed jointly with Marubeni, (iii) the appointment of Robert Annunziata

              as CEO, (iv) the development of South American Crossing, a

              $1.1 billion subsea and terrestrial network connecting six

              South American countries to the Global Crossing network,

              (v) the announcement of AC-2, a $750 million 2.5

              Terabit-per-second fiber optic cable to provide additional capacity in the transatlantic market where demand has

              dramatically exceeded market forecasts of only one year ago, (vi) the announced acquisition of Frontier and (vii)

              the announced acquisition of Global Marine from Cable &

              Wireless plc.

                                Exhibit 1

                          Sequence of Events<F1>

1. Agreement to acquire Frontier Corporation by Global Crossing announced (March 17, 1999)

2.            Merger of Global Crossing with U S WEST announced (May 17,
              1999)

3. 39,295,305 Global Crossing shares acquired by U S WEST pursuant to tender offer (estimated late June, 1999)

4. Exchange ratio for Global Crossing/Frontier merger set based on the average volume-weighted averages of the trading prices of Global Crossing Common Stock for the 15 trading days selected randomly from the 30 consecutive trading days preceding the date at which closing conditions are satisfied (estimated Fall, 1999)

5.            Receipt of Global Crossing/Frontier regulatory clearance.
              Global Crossing/Frontier merger closes; Global Crossing issues between approximately 201.5 million and 331.1 million shares to Frontier shareholders depending on the Global Crossing stock price during the pricing period (estimated Fall, 1999)

6. The exchange ratio in the Global Crossing / U S WEST merger will be fixed to ensure that U S WEST shareholders and Global Crossing shareholders (including the former Frontier shareholders) will each have approximately 50% ownership in the combined entity

7. Shareholder votes by Global Crossing and U S WEST shareholders (estimated mid-2000)

8.            Approximately 60 days prior to closing of the Global
              Crossing / U S WEST merger, an appraisal process to determine the value of GSP relative to LSP will be commenced; the components of GSP and LSP are explained in the Investor Q&A (estimated mid-2000)

9. Approximately 30 days prior to closing of the Global Crossing / U S WEST merger, shareholders of Global Crossing and U S WEST will be mailed forms to elect how they would like to allocate the value of their holdings between GSP Stock and LSP Stock; proration adjustment if necessary (estimated mid-2000)

10.           Receipt of Global Crossing/U S WEST regulatory clearance
              (estimated mid-2000)

11.           Global Crossing/U S WEST merger closed (estimated mid-2000)
__________________

<F1>  Assumes, among other things, that the Global Crossing stock price remains within the Frontier collar for purposes of determining the Frontier exchange ratio and that all necessary regulatory approvals for the merger are obtained in a timely manner.

                                Exhibit 2

                                Fact Sheet


--  Exchange Ratio:            --      1.00 Election Right per Global
                                       Crossing share

                               --      1.21 Election Rights per U S WEST
                                       share (assuming the minimum number
                                       of Global Crossing shares are
                                       issued in the Frontier merger)

                               --      Exchange ratio subject to
                                       adjustment for the number of
                                       shares of Global Crossing stock
                                       issued in the Frontier merger (see
                                       Exhibit 7)

                               --      U S WEST shareholders to have
                                       approximately 50% ownership at
                                       closing

--  Implied Price to USW:      --      Based on an Exchange Ratio of 1.21
                                       and a $60.00 Global Crossing
                                       closing stock price on 5/13/99:
                                       $72.60

                               --      Plus:  Indicated Special
                                       Dividends:  $1.00 at closing plus
                                       $0.215/quarter

                               --      Total:  $73.60 plus $0.215/quarter

--  Management:                --      Sol Trujillo and Bob Annunziata to
                                       be co-CEOs

--  Board:                     --      Equal board representation (10
                                       each) plus 2 newly appointed
                                       directors

--  Tracking Stock:            --      Shareholders may elect to receive
                                       their consideration in GSP Stock,
                                       LSP Stock or a combination of both
                                       (see Exhibits 3-4)

                               --      The tracking stock election is
                                       subject to pro ration (see Exhibits
                                       5-6)

--  Interim U S WEST
     Dividend Policy:          --      $0.215 per share special quarterly
                                       dividend and $0.75 per share total
                                       quarterly dividend prior to
                                       closing ($3.00 annualized)

                               --      $1.00 special per share dividend
                                       at closing to U S WEST
                                       shareholders

--  Anticipated Closing:       --      Mid 2000, subject to completion of
                                       regulatory review

--  Headquarters:              --      New York, New York with
                                       significant operations in Denver,
                                       Rochester and Los Angeles

--  Anticipated Accounting:    --      Purchase accounting with U S WEST
                                       as accounting acquiror

--  Tender offer:              --      As a first step of combination,
                                       U S WEST to purchase 39,295,305
                                       Global Crossing shares
                                       (approximately 9.5%) at $62.75
                                       (approximately $2.5 billion)

                               --      Intention to enter into commercial
                                       agreements to provide incremental
                                       revenue and profits prior to
                                       closing

--  Conditions to Closing of
     Merger:                   --      Closing of Global
                                       Crossing/Frontier merger

                               --      U S WEST  as accounting acquiror

                               --      Regulatory and other customary
                                       conditions

                                Exhibit 3

                           Two Tracking Stocks

      Global Service Provider (GSP)        Local Service Provider (LSP)
                GSP Stock                            LSP Stock

--            Global Crossing subsea and  --    U S WEST local exchange
              terrestrial global fiber
              network

--            U S WEST !NTERPRISE data    --    U S WEST in-region long
              activities                        distance and future
                                                inter-LATA long distance
                                                (after Section 271
                                                approval)

--            Frontier U.S. Fiber         --    U S WEST private lines
              network, Internet, data
              and long distance

--            Frontier CLEC operation     --    Frontier local exchange
                                                and associated long
                                                distance

--            U S WEST wireless and       --    U S WEST and Frontier
              Internet Yellow Pages             directory publishing
                                                operations
--            U S WEST video services

--            Global Marine

                                Exhibit 4

                         Example Tracking Stock Mechanics


Step 1:  Appraisal

- The relative values of GSP and LSP are determined by appraisal in order to calculate the GSP to LSP Value Ratio.

Step 2:  Calculation of Shares per Election Right:

- Simple formulas determine the maximum number of shares of GSP or LSP that will be received per Election Right, subject to pro ration, by each U S WEST and Global Crossing shareholder.

              Example: GSP is determined to have value 25% greater than LSP resulting in a GSP to LSP Value Ratio of 1.25.

GSP =      1+ GSP to LSP Value Ratio =       1 + 1.25     = 1.80
            ----------------------           --------
            GSP to LSP Value Ratio             1.25

LSP =      1+ GSP to LSP Value Ratio =       1 + 1.25     = 2.25

              In this example, each Election Right may be exercised for either
              1.80 GSP shares or 2.25 LSP shares.

Step 3:  Shareholder Elections

- Global Crossing and U S WEST shareholders elect the mix of GSP Stock and LSP Stock they wish to receive.

              Example: A U S WEST shareholder who owns 100 U S WEST shares elects to receive 50% of value in GSP Stock and 50% of value in LSP Stock. A U S WEST shareholder is assumed to receive 1.2114 Election Rights per U S WEST share.


GSP Shares Elected   =  U S WEST    x  Exchange     % GSP          GSP
                            Shares     Ratio     x  Elected   x   Shares
                                                                  Per
                                                                  Election

                     =       100.0  x  1.2114    x   50%      x 1.80

                     =       109.0 (cash for fractional shares)

LSP Shares Elected   =  U S WEST   x  Exchange     % LSP          LSP
                          Shares      Ratio     x  Elected   x   Shares
                                                                  Per
                                                                Election

                     =    100.0    x  1.2114    x  50%           x 2.25

                     =       136.3 (cash for fractional shares)

                                Exhibit 5

Example Tracking Stock Mechanics - LSP Oversubscription Case

LSP shares are assumed to be oversubscribed by 20%

GSP to LSP Value Ratio is assumed to be 1.25

If LSP shares are oversubscribed, the following steps will occur:

Step 1:  GSP Elections Granted

- In this example, each shareholder who elects GSP shares will receive the GSP shares he or she elects. Example: The U S WEST shareholder's 50% GSP election is granted: 109.0 (cash for fractional shares) GSP shares

Step 2:  LSP Elections Pro Rated

- In this example, pro ration results in LSP shares elected being only partially granted
              Example: The U S WEST shareholder's 50% LSP election is pro rated

LSP Shares Received  =  LSP Shares Elected       x     Aggregate LSP Shares
                                                       --------------------
                                                       Aggregate LSP Share
                                                            Elections

                     =                  136.3    x          100%
                        (cash for fractional                ---
                        shares)                             120%

                     =                  113.6
                        (cash for fractional
                        shares)

Step 3:  Additional GSP Shares Allocated

- Pro ration results in additional GSP shares being allocated to shareholders who elected LSP shares. Because the value per share of LSP and GSP is not equal in this example, the following formula is designed to calculate the equivalent number of GSP shares required to compensate a shareholder for the pro ration.

              In this example, the U S WEST shareholder receives additional GSP shares in lieu of some of the oversubscribed LSP shares.

Additional GSP Shares Received   =   Shares of LSP Elected - Shares of LSP
                                        Received GSP to LSP Value Ratio

                                 =               136.3 - 113.6
                                                 -------------
                                                     1.25

                                 =                   18.2
                                         (cash for fractional shares)

                                Exhibit 6

Example Tracking Stock Mechanics - GSP Oversubscription Case

GSP shares are assumed to be oversubscribed by 10%


GSP to LSP Value Ratio is assumed to be 1.25

If GSP shares are oversubscribed, the following steps will occur:

Step 1:  LSP Elections Granted

- In this example, each shareholder who elects LSP shares will receive the LSP shares he or she elects.
              Example: The U S WEST shareholder's 50% LSP Election is granted: 136.3 (cash for fractional shares) LSP shares

Step 2:  GSP Elections Pro Rated

- In this example, pro ration results in GSP shares elected being only partially granted.
              Example: The U S WEST shareholder's 50% GSP election is pro rated

GSP Shares Received     =    GSP Shares        Aggregate GSP Shares
                              Elected    x     --------------------
                                               Aggregate GSP Share
                                                     Elections

                        =       109.0    x             100%
                                                       ----
                                                       110%

                        =        99.1

Step 3:  Additional LSP Shares Allocated

- Pro ration results in additional LSP shares being allocated to shareholders who elected GSP shares. Because the value per shares of LSP and GSP is not equal in this example, the following formula is designed to calculate the equivalent number of LSP shares required to compensate a shareholder for the pro ration.

              In this example, the U S WEST shareholder receives additional LSP shares in lieu of some of the oversubscribed GSP shares.

Additional LSP Shares    GSP to LSP Value Ratio   x  (Shares of GSP Elected -
Received               =                              Shares of GSP Received)
                       =            1.25          x        (109.0-99.1)

                       =            12.4

                                Exhibit 7

   Illustrative Exchange Ratio Sensitivity to Frontier/Global Crossing
                                  Collar

(Dollars and Shares in Millions, Except per Share Data)


                                              Global Crossing/Frontier
                                                    Exchange Ratio

                                              At Bottom       At Top
                                              of Collar       of Collar
                                              1.8229x         1.1095x

Global Crossing Share Price                   $34.56          $56.78


Estimated Frontier Diluted Shares at closing  181.6           181.6
of Frontier merger (a)

Global Crossing Pre-Frontier Diluted Shares   457.8           457.8

Estimated Global Crossing Shares Issued for   331.1           201.5
Frontier (a)

Global Crossing Post-Frontier Diluted Shares  788.9           659.4
Global Crossing Shares Purchased by U S WEST  (39.3)          (39.3)
in Tender

Estimated Global Crossing Post-Tender-Shares  749.7           620.1



U S WEST Diluted Shares                       511.9           511.9

Implied Global Crossing/U S WEST Exchange     1.4646x         1.2114x
Ratio



Implied Per Share Value to U S WEST           $50.62          $68.79

Number of Election Rights per U S WEST share  1.4646          1.2114

Number of Election Rights per Global          1.0000          1.0000
Crossing share

(a) The actual number of Global Crossing shares issued in connection with the Frontier merger will also depend on the actual number of Frontier shares outstanding at the time of the closing of the Frontier merger.

                  Global Crossing Safe Harbor Statement:
 Cautionary Statement Regarding Forward-Looking Statements Global Crossing has included forward-looking statements in this document. These statements include references to cost savings, synergies, benefits, revenues and earnings estimated to result from the merger. Forward-looking statements are subject to a number of risks, assumptions and uncertainties. These risks, assumptions and uncertainties, which may cause actual results to differ materially from those predicted by the forward-looking statements, include:

--             the ability to complete systems within currently estimated time frames and budgets

--             the ability to sell capacity on systems

-- the ability to compete effectively in a rapidly evolving and price competitive marketplace

-- international, national and local general economic and market conditions

-- the size and growth of the overall telecommunications market

--            new product and services development and introduction

--            changes  in consumer preferences

-- existing governmental regulations and changes in the nature of telecommunications regulation in the United States and other countries

--            the loss of significant customers, employees or suppliers

--            changes in business strategy or development plans

--            the ability to attract and retain qualified personnel

-- the successful integration of Global Crossing, Frontier and U S West

This list provides only an example of some of the risks, uncertainties and assumptions that may affect the forward-looking statements of Global Crossing contained herein. If any of these risks or uncertainties materialized or fail to materialize, as applicable, or if the underlying assumptions prove incorrect, actual results may differ materially from those projected in the forward-looking statements.